Exhibit 10.6

ALLIANT ENERGY CORPORATION
AMENDED AND RESTATED 2012 DIRECTOR LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE
The purpose of the Alliant Energy Corporation Amended and Restated 2012 Director Long Term Incentive Plan is to attract, retain and motivate employees of the Company and/or its Affiliates by providing them the opportunity to receive monetary awards from the Company and to align their interests and efforts to the long-term interests of the Company’s shareowners.
SECTION 2. DEFINITIONS
Capitalized terms used in this Plan have the following meanings:
(a)“Acquired Entity” means any entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or combines.
(b)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto.
(c)“Award” means a grant of Performance Units, Restricted Units, Performance Restricted Units, cash-based awards, or other incentives denominated in cash as may be designated by the Committee from time to time.
(d) “Board” means the Board of Directors of the Company.
(e)“Cause” means, but is not limited to, (i) embezzlement of funds of the Company or an Affiliate, (ii) fraud, (iii) the engaging by the Participant in conduct not taken in good faith which has caused demonstrable financial or reputational harm to the Company, (iv) commission of a felony which impairs the Participant’s ability to perform the Participant’s duties and responsibilities and (v) continuing willful and unreasonable refusal by the Participant to perform Participant’s duties or responsibilities. The Committee, by a majority vote, shall make the determination of whether Cause exists.
(f)A “Change in Control” shall be determined with reference to Alliant Energy Corporation as the Company, as more fully set forth below, and shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred, and such an event is a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5):
(i)any Person (other than (A) the Company or any Subsidiary, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; provided, however, that for purposes of this Section 2(g)(i), any acquisition pursuant to a transaction described in Section 2(g)(iii) and that is not a “Change in Control” pursuant to such section shall also not constitute a “Change in Control” for purposes of this Section 2(g)(i); or
(ii)a change in the composition of the Board during any 12-month period such that the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, as of the beginning of such 12-month period, constituted the Board and (B) any new director who becomes a member of the Board subsequent to the beginning of the 12-month period (other than a director whose initial assumption of office is in connection with an actual or threatened proxy or consent solicitation for the purpose of opposing a solicitation by the Company relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the beginning of such 12-month period, or whose appointment, election or nomination for election was previously so approved; or
(iii)the Company consummates a merger, consolidation or share exchange with any other corporation or issues voting securities in connection with a merger, consolidation or share exchange involving the Company (or any Subsidiary), other than (A) a merger, consolidation or share exchange which results in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, pursuant to express authorization by the Board that refers to this exception) representing 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities; or
(iv)the shareowners of the Company approve, and the Company completes, a plan of complete liquidation or dissolution of the Company or the Company effects a sale or disposition of all or substantially all of its assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.
(g)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(h)“Committee” means the Total Compensation Committee (or a successor committee with the same or similar authority).
(i)“Common Stock” means the common stock of the Company, $0.01 par value.
(j)“Company” means Alliant Energy Corporation, a Wisconsin corporation, or any successor thereto.
(k)“Covered Employee” means a “covered employee” as that term is defined for purposes of Code Section 162(m)(3) or any successor provision.
(l)“Director” means a member of the Board.
(m)“Disability” shall have the meaning provided in the Alliant Energy Cash Balance Plan if and only if the condition is also a disability pursuant to Treasury Regulations section 1.409A-3(i)(4).
(n)“Effective Date” has the meaning set forth in Section 16.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(p)“Fair Market Value” means the closing price for a share of Common Stock on any given date during regular trading, or if not trading on that date, the closing price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
(q)“Good Reason” means that any of the following events occur without the Participant’s written consent:
(i)a material diminution in the Participant’s base compensation; or
(ii)a material diminution in the Participant’s duties or responsibilities.

Notwithstanding the foregoing, a resignation by a Participant for any of the reasons set forth in Section 2(r)(i) through (ii) above will not constitute “Good Reason” unless (A) the Participant provides written notice to the Company of the existence of the event within 90 days of the initial existence of the event, (B) the Company fails to cure the event within 30 days of such notice, and (C) the Participant resigns within 30 days following the last day of such 30-day cure period.
(r)“Non-Employee Director” means a Director who meets the requirements of Rule 16b-3(b)(3) of the Exchange Act.
(s)“Participant” means an individual selected by the Committee to receive an Award.
(t)“Performance Goals” has the meaning set forth in Section 8.
(u) “Performance Units” means the right to receive cash valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
(v)“Person” has the meaning given to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.
(w)“Plan” means this Alliant Energy Corporation Amended and Restated 2012 Director Long Term Incentive Plan, as may be amended from time to time.
(x) “Restricted Unit” means the right to receive cash valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved and/or upon the completion of a period of service.
(y) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(z)“Share” means a share of Common Stock.

(aa)“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than 50% of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.
(bb)    “Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.
(cc)    “Unit” means any Performance Unit or Restricted Stock Unit.

SECTION 3. ADMINISTRATION
(a)Administration of this Plan. This Plan shall be administered by the Committee. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority with respect to the administration of this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or award or other instrument evidencing an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee with respect to this Plan; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. If the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s bylaws permit.
(d)Committee Determinations. All Committee determinations shall be made in the sole discretion of the Committee and are final, conclusive and binding on all interested parties.

SECTION 4. ELIGIBILITY
An Award may be granted to any employee of the Company or its Affiliates. An Award may only be granted or paid to a participant who is in general good standing with the Company. The Committee may not designate executive officers of the Company or its Affiliates as Participants.
SECTION 5. AWARDS
(a)General. Subject to the terms of this Plan, the Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under this Plan. Awards may be granted alone or in addition to, or in substitution for, any other Award (or any other award granted under another plan of the Company or any Affiliate).
(b)Evidence of Awards. Awards granted under this Plan shall be evidenced by a written, including an electronic, agreement or other instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with this Plan.
(c)Waiver of Restrictions. Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, Disability or retirement (as defined by the Committee) or a Change in Control. In the event of a Change in Control, such change may be made only for Participants who resign for Good Reason or whom the Company terminates for reasons other than Cause.
(d)Deferrals. To the extent permitted by applicable law, the Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. All deferrals by Participants shall be made in accordance with Code Section 409A.
(e)Dividend Equivalents. The Committee may grant an Award with provisions giving a Participant the right to receive any dividend equivalents, and other distributions paid or made with respect to Awards; provided, however, that any such dividend equivalents or distributions shall be held in the custody of the Company and shall be subject to the same restrictions on transferability and forfeitability that apply to the corresponding Award, including that, with respect to Awards whose vesting, payment or grant are dependent on the achievement of one or more Performance Goals, dividend equivalents and other distributions shall accrue and be paid only if and to the extent the Award becomes vested or payable; provided further that the right to any dividend equivalents or other distributions declared and paid on an Award will be structured in a manner intended to be exempt from or comply with Code Section 409A. Except as otherwise provided in the instrument evidencing an Award, all dividend equivalents, or distributions credited to the Participant shall be paid to the Participant within 45 days following the full vesting of the Award with respect to which such dividend equivalents or distributions were made.

SECTION 6. PERFORMANCE UNITS AND RESTRICTED UNITS
(a)General. The Committee may grant Awards of Performance Units and Restricted Units on such terms and conditions which may be based on continuous service with the Company or an Affiliate or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The Performance Units and Restricted Units will be settled in cash.
(b)Restrictions on Vesting Schedule. Notwithstanding the foregoing, in the case of an Award of Restricted Units granted that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, Disability, retirement or a Change in Control (subject to Section 6(c)).

SECTION 7. OTHER CASH-BASED AWARDS
Subject to the terms of this Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives denominated in cash under this Plan.
SECTION 8. WITHHOLDING
The Company or any Affiliate may require the Participant to pay to the Company or any Affiliate, as applicable, the amount of (a) any taxes that the Company or any Affiliate is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or any Affiliate (“other obligations”). Notwithstanding any other provision of this Plan to the contrary, the Company shall not be required to settle an Award under this Plan until such tax withholding obligations and other obligations are satisfied.
The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or an Affiliate, as applicable, or (ii) having the Company or an Affiliate, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or an Affiliate, as applicable, to the Participant.
SECTION 9. TRANSFERABILITY
Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) otherwise transfer an Award; provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.
SECTION 10. ADJUSTMENTS
(a)Adjustment of Shares. In the event of (i) a change to the Shares by reason of any stock split, stock dividend, recapitalization, or combination of shares, (ii) a merger or other transaction in which the Shares are changed or exchanged, or (iii) a cash dividend which exceeds 10% of the trading price of the Shares at the time the dividend is declared or any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares, then the Committee shall make proportional adjustments to the number and/or kind of Units subject to outstanding Awards and the grant or purchase price per Unit of such Awards. The Committee also shall be authorized to make any adjustments in such manner as it may deem equitable, if any other event shall occur, which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. However, the number of Units subject to any Award must always be a whole number. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of the Award) in an amount determined by the Committee effective as of such time as the Committee specifies (which may be the time such transaction or event is effective). Without limitation, in the event of any event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall be authorized to substitute, on an equitable basis as the Committee determines, for each Unit then subject to an Award, the cash to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a stock split or stock dividend, and if no action is taken by the Committee, then the adjustments contemplated by this Section 10(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or stock split or stock dividend.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

SECTION 11. AMENDMENT AND TERMINATION
(a)Termination and Amendment. The Committee may amend, alter, suspend, discontinue or terminate this Plan at any time.
(b)Amendment, Modification or Cancellation of Awards. Subject to the requirements of this Plan, the Committee may amend or modify any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award,. The Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 10(a) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award, or (iv) to the extent unilateral action by the Committee is permitted under Section o11(b) of this Plan.
(c)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Committee under this Section 11 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

SECTION 12. SECTION 409A
(a)General. This Plan and Awards granted under this Plan are intended to be exempt from the requirements of Code Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation section 1.409A-1(b)(5), or otherwise. To the extent Code Section 409A is applicable to this Plan or any Award granted under this Plan, it is intended that this Plan and any Awards granted under this Plan comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, this Plan and any Award granted under this Plan shall be interpreted, operated and administered in a manner consistent with such intentions.
(b)Separation from Service; Six Month Delay. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Plan or any Award granted under this Plan to the contrary, with respect to any payments and benefits under this Plan or any Award granted under this Plan to which Code Section 409A applies, all references in this Plan or any Award granted under this Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Code Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Code Section 409A, amounts that would otherwise be payable under this Plan or any Award granted under this Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.
(c)Unilateral Amendment. Notwithstanding any other provision of this Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Plan and any Award granted under this Plan so that the Award qualifies for exemption from or complies with Code Section 409A; provided that the Committee makes no undertaking to preclude Code Section 409A from applying to Awards granted under this Plan.
(d)No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

SECTION 13. MISCELLANEOUS
(a)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Committee, for purposes of this Plan and all Awards, the following rules shall apply:
(i)a Participant who transfers employment or service between the Company and its Affiliates, or between Affiliates, shall not be considered to have terminated employment or service; and
(ii)a Participant employed by or providing service to an Affiliate shall be considered to have terminated employment or service when such entity ceases to be an Affiliate.
(b)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
(c)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.
(d)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
(e)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.
(f)No Rights as a Shareowner. No Award shall entitle the Participant to any rights of a shareowner.
(g)Severability. If any provision of this Plan or any award agreement or any Award (A) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (B) would cause this Plan, any award agreement or any Award to violate any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

SECTION 14. EFFECTIVE DATE
The effective date of the Plan (the “Effective Date”) is January 1, 2012.